CUSIP No.	305468100
Exhibit 99.2
Joint Filing Agreement
The undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13G with respect to the shares of Common Stock of Fairmount Bancorp, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: November 14, 2011
/s/ Jeffrey E. Slemrod
Jeffrey E. Slemrod

/s/ Frances A. Slemrod
Frances A. Slemrod